Company Contact: Kingold Jewelry, Inc Bin Liu, CFO Phone: +86-27-6569-4977 Email: bl@kingoldjewelry.com www.kingoldjewelry.com

Kingold Jewelry, Inc. Reports Third Quarter 2011 Results

WUHAN CITY, CHINA, November 9, 2011 – Kingold Jewelry, Inc. (“Kingold” or the “Company”) (NASDAQ: KGJI), one of China’s leading manufacturers and designers of 24-karat gold jewelry and ornaments, today announced financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights

•	Revenue increased 24.2% to $210.7 million from $169.7 million in the third quarter 2010
•	Gross profit rose 62% to $14 million from $8.6 million in the third quarter 2010
•	Net income attributable to common stockholders grew 103.5% to $9.3 million, or $0.18 per diluted share, from $4.6 million, or $0.10 per diluted share, in the third quarter 2010
•	In the third quarter, Kingold started to roll out its investment related gold business across networks within China Merchant Bank as well as Bank of Communication.
•	Kingold completed testing at the end of September of its new e-commerce channel and successfully launched the new initiative in October.

“We have worked to maintain a smooth operation in the third quarter of 2011 despite a very volatile gold market during the period. After conducting successful trials of our investment-oriented gold line, we have been working closely with our partners in the banking sector to roll out investment related gold products across China. Our two new distribution centers in Shenzhen and Beijing have also started to perform well, helping us expand smoothly over major local markets in Southern and Northern China,” said Mr. Zhihong Jia, Kingold's Chairman and CEO. “Finally, we finished the testing and launch of our new e-commerce business, which will target new customers.”

Third Quarter 2011 Results

Third quarter 2011 revenue increased 24.2% to $210.7 million from $169.7 million for the same period of 2010. In the third quarter of 2011, the Company produced 6.61 metric tons of 24-karat gold products compared to 7.54 metric tons in the same period of 2010.

Third quarter 2011 gross profit grew to $14 million, up 62% from $8.6 million for the same period of 2010. Gross margin increased to 6.6% in the third quarter 2011 from 5.1% in the third quarter 2010.

Third quarter 2011 operating expenses decreased by 46.2% to $0.92 million, compared to $1.7 million in the same period last year. The decrease was primarily due to one-time expenses incurred in the third quarter of 2010 related to our public listing.

Net income attributable to common shareholders increased 103.5% to $9.3 million, or $0.18 per diluted share, as compared to $4.6 million, or $0.10 per diluted share, in the third quarter of 2010.

Nine Months 2011 Results

In the first nine months of 2011, our revenue increased 83.6% to $620.5 million from $338.1 million in the same period of 2010. During the first nine months of 2011, the Company produced 24.27 metric tons of 24-karat gold products compared to 19.26 metric tons in the same period of 2010.

Gross profit during the nine months ended September 30, 2011 grew 63.5% to $35.4 million from $21.6 million in the same period of 2010. Gross margin declined to 5.7% for the nine months ending September 30, 2011 from 6.4% in the same period of 2010.

Total operating expenses for the nine months ended September 30, 2011 were $2.915 million, an increase of $0.015 million, or 0.55%, from $2.9 million for the same period in 2010. In the nine months ended September 30, 2011, we incurred numerous one time expenses related to our public offering of 7.2 million shares, such as listing fees, advisory fees and related insurance costs.

Net income attributable to common stockholders increased 66.0% to $23 million, or $0.46 per diluted share, as compared to $12.8 million, or $0.29 per diluted share, in the first nine months of 2010.

Financial Condition

As of September 30, 2011, Kingold had $3.2 million in cash and cash equivalents, $108.1 million in working capital, or $2.13 per fully diluted share and has no long-term debt. Total stockholders’ equity was $118.8 million on September 30, 2011, up 65% from $72.1 million at the end of 2010. Accounts receivable totaled $0.18 million at September 30, 2011, compared to $1.2 million at December 31, 2010. The Company used $21.5 million in cash flow for operating activities for the nine months ended September 30, 2011.

Business Outlook

Based on the Company’s performance during the first nine months of 2011 and management’s current outlook for the remainder of the year, the Company has reassured its full year 2011 revenue guidance to a range of between $800 million and $850 million and net income guidance between $32 million and $34 million.

“Our performance in the first nine months of 2011 reinforces our optimism for another year of strong organic growth at Kingold,” commented Mr. Jia. “Domestic demand for 24-karat gold products is still robust and we have been well positioned to take advantage of surging consumer demand in China.”

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, China's fourth largest city, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry and ornaments sold by weight. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. Sales have grown from $29 million in FY 2006 to $523 million in FY 2010 with net income attributable to common stockholders growing from $1.3 million to $18.2 million over the same period. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements, including our 2011 business outlook, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties, and readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

KINGOLD JEWELRY INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLARS)
(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010

NET SALES	$210,710,516	$169,706,497	$620,533,358	$338,062,808

COST OF SALES
Cost of sales	(196,453,806)	(160,792,165)	(584,246,090)	(315,574,745)
Depreciation	(265,488)	(277,204)	(872,125)	(832,288)
Total cost of sales	(196,719,294)	(161,069,369)	(585,118,215)	(316,407,033)

GROSS PROFIT	13,991,222	8,637,128	35,415,143	21,655,775

OPERATING EXPENSES
Selling, general and administrative expenses	789,820	1,007,909	2,550,526	2,133,475
Stock compensation expenses	62,500	670,440	257,500	670,440
Depreciation	66,214	30,665	98,325	86,942
Amortization	3,000	2,792	8,781	8,330
Total Operating Expenses	921,533	1,711,806	2,915,133	2,899,187

INCOME FROM OPERATIONS	13,069,689	6,925,322	32,500,010	18,756,588

OTHER INCOME (EXPENSES)
Other income	227	14,882	18,234	18,934
Interest income	5,758	926	5,758	3,232
Interest expense	-	(135,638)	(120,811)	(405,174)
Other expenses		(1,469)	-	(1,469)
Total Other Expenses, net	5,985	(121,299)	(96,818)	(384,477)

INCOME FROM OPERATIONS BEFORE TAXES	13,075,674	6,804,023	32,403,192	18,372,111

PROVISION FOR INCOME TAXES	(3,353,879)	(1,979,290)	(8,347,773)	(4,925,385)

NET INCOME	$9,721,795	$4,824,733	$24,055,419	$13,446,726

OTHER COMPREHENSIVE INCOME
Foreign currency translation gains	1,288,912	895,092	3,333,579	1,348,266

COMPREHENSIVE INCOME	11,010,707	5,719,825	27,388,998	14,794,992
Less: Comprehensive income attribute to the noncontrolling interest	(411,292)	(266,989)	(1,089,366)	(645,228)

COMPREHENSIVE INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$10,599,415	$5,452,836	$26,299,632	$14,149,764

Earnings per share
Basic	$0.19	$0.11	$0.47	$0.31
Diluted	$0.18	$0.10	$0.46	$0.29
Weighted average number of shares
Basic	49,998,706	41,861,457	49,391,647	41,798,205
Diluted	50,744,359	44,248,740	50,480,880	44,185,488

KINGOLD JEWELRY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)
(UNAUDITED)

	September 30,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,234,596	$9,151,536
Accounts receivable	183,971	1,165,760
Inventories	103,944,981	55,426,830
Other current assets and prepaid expenses	21,373	72,215
Deferred offering costs	-	666,364
Value added tax recoverable	5,528,161	3,853,647
Total Current Assets	112,913,082	70,336,352

PROPERTY AND EQUIPMENT, NET	12,871,691	13,332,416

OTHER ASSETS
Other assets	151,215	146,222
Intangible assets, net	512,149	503,824
Total other assets	663,364	650,046
TOTAL ASSETS	$126,448,137	$84,318,814

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$-	$6,058,486
Related party Loan	410,508	-
Other payables and accrued expenses	990,281	1,715,431
Income tax payable	3,328,474	2,185,112
Other taxes payable	63,759	545,222
Total Current Liabilities	4,793,022	10,504,251

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 500,000 shares
authorized, none issued or outstanding
as of September 30, 2011 and December 31, 2010	-	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 50,098,816 and 42,531,994 shares issued and outstanding
as of September 30, 2011 and December 31, 2010	50,099	42,532
Additional paid-in capital	52,345,820	31,901,832
Retained earnings
Unappropriated	56,655,477	33,744,244
Appropriated	1,071,974	967,543
Accumulated other comprehensive income	8,693,843	5,409,876
Total Stockholders' Equity	118,817,213	72,066,027

Noncontrolling interest	2,837,902	1,748,536
Total Equity	121,655,115	73,814,563
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$126,448,137	$84,318,814

KINGOLD JEWELRY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)
(UNAUDITED)

	For the nine months ended September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,055,419	$13,446,726
Adjusted to reconcile net income to cash provided by (used in)
operating activities:
Depreciation	970,450	919,230
Amortization of intangible assets	8,781	8,330
Share based compensation	257,500	670,440
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	1,010,099	158,509
Inventories	(46,100,293)	(17,902,549)
Other current assets and prepaid expenses	51,215	(348,268)
Value added tax recoverable	(1,525,536)	1,603,596
Increase (decrease) in:
Other payables and accrued expenses	(740,083)	997,823
Income tax payable	1,056,705	678,071
Other taxes payable	(494,451)	(193,280)
Net cash provided by (used in) operating activities	(21,450,194)	38,627

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(64,723)	(24,862)
Net cash (used in) investing activities	(64,723)	(24,862)

CASH FLOWS FROM FINANCING ACTIVITIES
Restricted cash	-	1,469,160
Deferred offering costs	666,364	(125,994)
Proceeds from bank loans	-	5,876,639
Repayments of bank loans	(6,194,845)	(5,876,639)
Proceeds from related party loan	2,574,082	-
Repayments of related party loan	(2,168,196)	-
Net proceeds from stock issuance in public offering	20,144,255	-
Net proceeds from exercise of warrants	49,800	-
Net cash provided by financing activities	15,071,460	1,343,166

EFFECT OF EXCHANGE RATES ON CASH & CASH EQUIVALENTS	526,517	162,992

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,916,940)	1,519,924

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,151,536	7,964,120

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,234,596	$9,484,044

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expense	$121,933	$357,198
Cash paid for income tax	$7,291,068	$4,267,965

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